SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 1 , 2013 (September 26, 2013)

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The discussion in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On September 26, 2013, Messrs. Arthur B. Krause and Randy E. Moeder resigned from the board of directors (the “Board”) of NRGM GP, LLC, (“NRGM GP”), the general partner of Inergy Midstream, L.P. (the “Partnership”) effective as of the closing of the previously announced merger of Crestwood Midstream Partners LP with a subsidiary of the Partnership (the “Proposed Merger”).

(d) Appointment of Directors

On September 30, 2013, Messrs. Alvin Bledsoe, Phillip D. Gettig and David Lumpkins were appointed to the Board, effective as of the closing of the Proposed Merger. It is expected that Messrs. Bledsoe, Gettig and Lumpkins will serve on the Audit Committee of the Board and that Messrs. Getting and Lumpkins will serve on the Conflicts Committee of the Board.

Messrs. Bledsoe, Getting and Lumpkins will be compensated in accordance with NRGM GP’s compensation policy for non-employee directors as described in the Partnership’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, which compensation policy is currently under review as part of the Proposed Merger. There are no arrangements or understandings between Messrs. Bledsoe, Getting and Lumpkins and any other person pursuant to which Messrs. Bledsoe, Gettig and Lumpkins were appointed to the Board, and there are no relationships between Messrs. Bledsoe, Gettig and Lumpkins and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership, Messrs. Bledsoe, Getting and Lumpkins will be fully indemnified for actions associated with being a director to the extent permitted under Delaware law.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2013, the Board approved an amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 1”), to be effective as September 27, 2013. Amendment No. 1 changes the fiscal year end of the Partnership from September 30 to December 31. In connection with the change to the Partnership’s fiscal year, the Partnership will file (i) a Quarterly Report on Form 10-Q for the three-month period ending September 30, 2013 and (ii) a Transition Report on Form 10-Q for the three month period ending December 31, 2012. Thereafter, the Partnership will file Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K based on calendar quarters and calendar years, respectively.

The description of Amendment No. 1 above does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2013, the Partnership issued a press release announcing the appointment of Messrs. Bledsoe, Gettig and Lumpkins to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P.

99.1	Press Release dated October 1, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

	By:	NRGM GP, LLC, its General Partner

Date: October 1, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer